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                                                                    Exhibit 3.20

                             COMMONWEALTH OF VIRGINA
                          STATE CORPORATION COMMISSION
                            ARTICLES OF ORGANIZATION

Pursuant to Chapter 12 of Title 13.1 of the Code of Virginia the undersigned states as follows:

     1. The name of the limited liability company is GLYNN TARRA ESTATES, LLC, and (the Company")

     2. The address of the initial registered office in Virginia is 107 East market Street, Leesburg, Virginia 20176, located in the County of Loudoun.

     3 A. The registered agent's name is E. Kendall Stock, whose business address is identical with the registered office.

          B. The registered agent is a member of the Virginia State Bar and is a resident of Clarke County, Virginia.

     4. The post office address of the principal office where the records will be maintained, pursuant to Virginia Code Section 13.1-1028 is Suite 600, 1420 Spring Hill Road, McLean, Virginia 22102.

     5. The latest date on which the limited liability is to be dissolved and its affairs wound up is July 1, 2030.

     6.   Signature:


/s/ E. Kendall Stock                                                    6-6-2000
-------------------------------------                                     (date)
E. Kendall Stock (organizer)